Exhibit 99.1 – Audited Consolidated Financial Statements

Independent Auditor’s Report

To the Members of
Digital Instructor LLC:

We have audited the accompanying consolidated balance sheets of Digital Instructor LLC and subsidiaries (the Company), as of December 31, 2007 and 2006 and the related consolidated statements of operations and changes in members’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of the Company’s internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Instructor LLC, as of December 31, 2007 and 2006, and the results of their operations and changes in members’ equity and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Burr Pilger & Mayer, LLP.
San Francisco, California
July 29, 2008

DIGITAL INSTRUCTOR LLC
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006

ASSETS	2007	2006

Current assets:
Cash and cash equivalents	$76,611	$67,071
Accounts receivable	42,950	33,674
Credit card holdbacks	432,120	23,485
Member note receivable	30,977	-
Prepaid licenses-current	36,360	8,860
Inventory	61,491	25,465

Total current assets	680,509	158,555

Property and equipment, net	49,260	28,601
Prepaid licenses-long term	34,594	29,842
Other assets	2,536	2,536

Total assets	$766,899	$219,534

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$302,789	$123,130
Accrued liabilities	164,099	76,460
Member note payable	-	24,000

Total current liabilities	466,888	223,590

Commitments and contingencies.

Members' equity (deficit)	300,011	(4,056)

Total liabilities and members’ equity (deficit)	$766,899	$219,534

DIGITAL INSTRUCTOR LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY (DEFICIT)
for the years ended December 31, 2007 and 2006

	2007	2006

Net revenues	$4,786,810	$363,571

Cost of revenues	355,952	30,854

Gross profit	4,430,858	332,717

Operating expenses:
Advertising	2,278,488	344,427
Bank and credit card fees	575,240	27,135
Salaries and benefits	545,361	97,911
Professional fees	255,155	34,396
Office expense	100,982	15,528
Website programming and design	93,707	55,490
Rent	53,855	21,501
Travel and entertainment	40,841	2,270
Repairs and maintenance	23,683	60
License fees	22,749	5,597
Miscellaneous	17,375	2,598
Depreciation	16,394	4,880

Total operating expenses	4,023,830	611,793

Income (loss) from operations	407,028	(279,076)

Interest income, net	349	-

Net income (loss)	407,377	(279,076)

Members' equity (deficit), beginning of year	(4,056)	-

Contributions	-	275,020

Distributions	103,310	-

Members' equity (deficit), end of year	$300,011	$(4,056)

DIGITAL INSTRUCTOR LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 2007 and 2006

	2007	2006

Cash flows from operating activities:
Net income (loss)	$407,377	$(279,076)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	16,394	4,880
Changes in current assets and liabilities:
Accounts receivable	(9,276)	(19,024)
Credit card holdbacks	(408,635)	29,261
Prepaid licenses	(32,252)	(38,702)
Inventories	(36,026)	(25,465)
Other assets	-	(2,536)
Accounts payable	179,659	123,130
Accrued liabilities	87,639	9,064
Net cash provided by (used in) operating activities	204,880	(174,468)

Cash flows from investing activities:
Note receivable made to member	(30,977)	-
Cash purchases for property and equipment	(37,053)	(33,481)
Net cash flows used in investing activities	(68,030)	(33,481)

Cash flows from financing activities:
Payment of member note payable	(24,000)	-
Proceeds from equity member contributions	-	275,020
Distributions to equity members	(103,310)	-
Net cash flows (used in) provided by financing activities	(127,310)	275,020

Net increase in cash and cash equivalents	9,540	67,071

Cash and cash equivalents, beginning of period	67,071	-

Cash and cash equivalents, end of period	$76,611	$67,071

	$-	$-

Digital Instructor LLC

Notes to Consolidated Financial Statements

Organization and Summary of Significant Accounting Policies

Business

Digital Instructor LLC and subsidiaries (the Company) was formed as a limited liability company in Colorado in 2006 as an e-commerce marketing company offering educational and instructional content direct to consumers.  Located in Boulder, Colorado, the Company offers high quality, digital content in the areas of computer software education, early learning for children, debt settlement and relationship/marriage counseling.  The Company’s mission is to offer products that allow consumers to improve their lives in business and in everyday life.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, Digital Instructor EU Ltd. and Overnight Genius Ltd.  Intercompany transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses during the reporting period.  Such estimates include a reserve for returns and credit card chargebacks and accrued liabilities.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments purchased with an original maturity of three months or less.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with one financial institution.  During the period ended December 31, 2006, the Company had deposits in excess of the Federal Deposit Insurance Corporation (FDIC) limit at one U.S. based financial institution.  At December 31, 2007 and 2006, the uninsured bank balances totaled $0 and $52,120, respectively.  With respects to accounts receivable, the Company limits its credit risk by utilizing an internet authentication service.

Inventories

Inventories consist of purchased finished goods and are valued at the lower of cost (first-in, first-out) or market.  Provisions, when required, are made to reduce excess and obsolete inventories to their estimated net realizable values.  There were no provisions for excess and obsolete inventories at December 31, 2007 and 2006.

1.	Organization and Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are stated at cost.  The Company depreciates property and equipment using the straight-line method over the estimated useful lives of the assets, estimated at five to seven years.  Salvage values of these assets are not considered material.  Repairs and maintenance costs that do not increase useful lives and/or enhance the value of the assets are charged to operations as incurred.

Revenue Recognition

The Company's revenues consist of sales of educational and instructional computer software.  The Company recognizes revenue once collectability is established, delivery of services has occurred, all performance obligations have been satisfied, and no refund obligations exist.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expenses were $2,278,488 and $344,427 in 2007 and 2006, respectively.

Shipping and Handling Costs

The Company’s shipping and handling costs are included in cost of sales for all periods presented.

Income Taxes

The Company is an LLC and therefore all profits are allocated directly to the owners of the LLC and there are no income taxes attributable to the LLC.

2.	Accounts Receivable

Accounts receivable consists of amounts due the Company from the credit card processors as a result of the normal lag time between the transaction settlement and payment.  As of December 31, 2007 and 2006 the balance of accounts receivable was $42,950 and $33,674, respectively

3.	Credit Card Holdbacks

Credit card holdbacks are reserves maintained by the credit card processors for any potential chargebacks.  As of December 31, 2007 and 2006 the balance of credit card holdbacks was $432,120 and $23,485, respectively.  The Company maintains a separate accrual for returns and chargebacks as a component of accrued liabilities.  The balance of this accrual at December 31, 2007 and 2006 was $60,327 and $67,396, respectively.

4.	Prepaid Licenses

Prepaid licenses consist of payments made for licenses on the software the Company sells and range in term from three to five years.  The balance of prepaid licenses as of December 31, 2007 and 2006 was $70,954 and $38,702, respectively.

5.	Property and Equipment, Net

Property and equipment, net comprised the following at December 31:

	2007	2006
Computers and equipment	$44,885	$23,380
Furniture and fixtures	25,649	10,101
Less accumulated depreciation	(21,274)	(4,880)
	$49,260	$28,601

Depreciation expense for the years ended 2007 and 2006 was $16,394 and $4,880, respectively.

6.	Accrued Liabilities

Accrued liabilities were comprised of the following at December 31:

	2007	2006
Reserve for returns and chargebacks	$60,327	$67,396
Accrued marketing expense	65,280	-
Accrued payroll	38,492	9,064
	$164,099	$76,460

7.	Members’ equity

The Members of the Company are divided into two classes.  Class A Members are comprised of the founders of the company.  The equity balance held by Class A Members was $18,140 and $(2,941) as of December 31, 2007 and 2006, respectively.  Class B Members are comprised of all other members not included in Class A.  The equity balance held by Class B Members was $281,871 and $(1,115) as of December 31, 2007 and 2006, respectively.  In general, profits and losses are allocated to the members of the Company in proportion to their respective membership units.

8.	Lease Commitments

The Company leases its office facilities under two noncancelable operating lease agreements that expire June 30, 2012.

The minimum future lease payments under the operating lease are as follows:

Year Ending December 31:

2008	$75,539
2009	78,214
2010	80,967
2011	83,838
2012	42,603

$361,161

Lease expense charged to operations for the years ended December 31, 2007 and 2006 was $53,855 and $21,501, respectively.

9.	Related Party Transactions

In May 2006, the Company entered into a short-term non-interest bearing note payable with its managing member for $24,000. This note was paid in full during July 2007.

The Company entered into a note receivable with the managing member of the Company in July 2007.  The note bears interest at 4.86% per annum and will be paid in full during the year ended December 31, 2008.  The balance as of December 31, 2007 consisted of $30,463 of principle and $514 of interest.  The balance as of December 31, 2006 was $0.